UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2012

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On April 4, 2012, Golden Phoenix Minerals, Inc. (the “Company”) issued a press release announcing the Company filed a complaint in the Second Judicial Court of Nevada in and for the County of Washoe, against Waterton Global Value, L.P., a Canadian limited partnership, Scorpio Gold Corp., a British Columbia corporation, and parent company of Scorpio Gold (US) Corporation, a Nevada corporation (collectively, “Scorpio”).

The lawsuit alleges 13 separate causes of action relating to the Mineral Ridge Gold Project in Nevada.  The Company maintains a thirty percent (30%) interest in the Mineral Ridge Gold Project via its membership interest in Mineral Ridge Gold, LLC, the joint venture entity that owns and operates the Mineral Ridge property with Scorpio.

The Company intends to pursue any and all rights available to it to the full extent under applicable law and will continue to publicly disclose material developments with respect to the above-disclosed circumstances.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release dated April 4, 2012, entitled, “Golden Phoenix Files Lawsuit Against Waterton Global Value L.P., Scorpio Gold Corp. and Scorpio Gold (U.S.) for 13 Separate Causes of Action Relating to the Mineral Ridge Gold Project, Nevada.”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal securities laws.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.
(Registrant)

Date: April 4, 2012	/s/ Thomas Klein
Thomas Klein, Chief Executive Officer